UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 1, 2005


                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        0-28538                13-5630895
--------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)         Identification No.)


    1999 Broadway, Ste. 4300, Denver, Colorado                     80202
     (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (303) 296-5600
                                                           ---------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC8873(6-04)

               Potential persons who are to respond to the collection of Information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

     The registrant hereby furnishes the information set forth in its press release issued on February 1, 2005, a copy of which is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

     The information, including the exhibit, the registrant furnishes in this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.


Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

     Item No. Exhibit Index
     ---------------------------------------------------------------------------

     99.1     Press Release dated February 1, 2005, issued by the registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           TITANIUM METALS CORPORATION
                           (Registrant)

                           /s/ Matthew O'Leary
                           ------------------------------------------
                           Matthew O'Leary
                           Corporate Attorney and Assistant Secretary



Date: February 1, 2005

                                INDEX TO EXHIBITS

Exhibit No.      Description
-----------      ---------------------------------------------------------------
   99.1          Press Release dated February 1, 2005, issued by the registrant.

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                       CONTACT:

Titanium Metals Corporation                  Bruce P. Inglis
1999 Broadway, Suite 4300                    Vice President - Finance, Corporate
Denver, Colorado 80202                        Controller and Treasurer
                                             (303) 296-5600


                        TIMET REPORTS NET INCOME FOR THE
                        FOURTH QUARTER AND FULL YEAR 2004

     DENVER, COLORADO . . . February 1, 2005 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported operating income of $35.3 million and net income attributable to common stockholders of $35.5 million, or $2.20 per diluted share, for the year ended December 31, 2004, compared to operating income of $5.4 million and a net loss attributable to common stockholders of $13.1 million, or $0.82 per diluted share, for the year ended December 31, 2003.

     The Company reported net income attributable to common stockholders of $11.2 million, or $0.64 per diluted share, for the fourth quarter of 2004, compared to $9.9 million, or $0.62 per diluted share, for the year-ago period. The Company reported operating income of $13.1 million for the fourth quarter of 2004, compared to $14.3 million for the fourth quarter of 2003.

     The Company's net sales improved to $137.0 million during the fourth quarter of 2004 compared to net sales of $100.6 million during the year-ago period, due to increases in both sales volumes and average selling prices. Mill product sales volume increased 20% and melted product sales volume increased 16% during the fourth quarter of 2004, compared to the year-ago period. Mill product average selling prices increased 12% and melted product average selling prices increased 8% during the fourth quarter of 2004, compared to the year-ago period. For the full year 2004, the Company's net sales were $501.8 million compared to net sales of $385.3 million (stated net of a $6.8 million one-time charge related to the termination of an agreement with a customer) during 2003.

     Several significant items impacted the Company's fourth quarter and full year 2004 results:

     o An increase in the Company's LIFO inventory reserve, as a result of higher raw material costs and increasing book inventories, resulting in a charge to cost of sales of $4.8 million during the fourth quarter and $7.8 million for the full year;

     o An accrual of $3.9 million during the fourth quarter ($3.2 million to cost of sales and $0.7 million to selling, general, administrative and development expense) and $13.6 million for the full year ($10.8 million and $2.8 million, respectively) related to certain employee incentive compensation payments expected to be made for 2004;

     o A fourth quarter deferred tax benefit of $4.2 million from the reversal of a portion of the Company's valuation allowance against capital loss carryforwards related to a deferred gain (which was recognized currently for tax purposes) on the sale of certain real property at our Henderson, Nevada facility;

     o The previously reported $15.5 million non-cash, non-operating gain recognized during the third quarter of 2004, resulting from the one-for-one exchange of 3,909,103 shares of the Company's 6.75% Series A Preferred Stock for 97.1% of the outstanding 6.625% mandatorily redeemable convertible preferred securities issued by the TIMET Capital Trust I; and

     o The previously reported one-time benefit of $1.9 million ($1.6 million in cost of sales and $0.3 million in selling, general, administrative and development expense), recorded during the first quarter of 2004, related to the Company's modification of its vacation policy for its U.S. salaried employees.

     Comparatively, fourth quarter and full year 2003 results were significantly impacted by:

     o A decrease in the Company's LIFO inventory reserve resulting in a reduction to cost of sales of $6.9 million during the fourth quarter and $11.4 million for the full year; and

     o A $1.7 million reduction to cost of sales during the third quarter as a result of the Company's adjustment to its accrual related to the previously reported tungsten inclusion matter.

     During the third quarter of 2004, the Company modified its method of calculating its backlog to include purchase orders under consignment relationships. The Company believes inclusion of these orders provides a more accurate reflection of the Company's overall backlog. Using the modified methodology for all periods, the Company's backlog at the end of December 2004 was $450 million, a $50 million (13%) increase over the $400 million backlog at the end of September 2004 and a $245 million (120%) increase over the $205 million backlog at the end of December 2003.

     The Company's aggregate unused borrowing availability under its U.S. and European credit agreements approximated $110 million at December 31, 2004.

     All share and per share disclosures presented in this release have been adjusted to give effect to the Company's previously reported five-for-one stock split effective after the close of trading on August 27, 2004.

     J. Landis Martin, Chairman and CEO, said, "We are pleased to report our return to full year profitability in 2004, and we continue to be encouraged by the increasing demand for titanium products in all markets as we look into 2005 and beyond. Our net sales showed significant growth during 2004, as compared to 2003, and we expect to show substantial improvement again during 2005. Additionally, we were able to achieve substantial operating income growth in 2004, despite the adverse effect that LIFO inventory accounting had on our operating results in 2004 as compared to 2003. We believe that our operations continue to move in the right direction."

     Mr. Martin continued, "Our operating results continue to be positively impacted by increased overall capacity utilization (which was 72% for 2004 as compared to 56% for 2003), and we currently anticipate overall capacity utilization of 75% to 80% for 2005. Unfortunately, tightening in the raw materials markets has continued to push scrap and alloy prices to record highs, and the availability of titanium sponge has been significantly reduced. These factors will likely moderate the operating results we could otherwise achieve in 2005 with increased selling prices and higher plant operating rates. We believe we will continue to see some effects of rising prices on our 2005 sales revenue, although we will not see the substantial pricing growth that the spot market might currently allow because a portion of our business is under long-term agreements.

     "Based upon the various factors affecting our business, we currently expect our full year 2005 sales revenue to range between $650 million and $680 million and our full year 2005 operating income to range between $50 million and $65 million. These estimates represent increases over 2004 results of 30% to 36% for net sales and 42% to 84% for operating income. As a result, we expect full year 2005 net income attributable to common stockholders to range between $35 million and $50 million. These expectations could be adversely impacted if the current tightness and higher pricing levels for raw materials were to worsen further. These net income estimates include a $12.6 million non-operating gain we currently expect to recognize in the first half of 2005 related to the previously discussed sale of certain real property at our Henderson, Nevada facility, which closed in the fourth quarter of 2004. However, these net income estimates exclude a net tax benefit of $35 million to $40 million that we might recognize during 2005 if a reversal of a portion of our deferred tax asset valuation allowance with respect to our U.S. and U.K. net operating loss carryforwards is determined to be appropriate under the more-likely-than-not recognition criteria."

     As previously announced, TIMET will host a conference call to discuss its 2004 results on February 1, 2005 at 10:30 a.m. (EST). Participants may access the call by dialing (888) 208-1812 (domestic) or (719) 457-2654 (international). A replay of the call will begin on February 1, 2005 at 1:30 p.m. (EST) and end on February 5, 2005 at 12:00 midnight (EST) and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international) with access code 2469828.

     The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the renewal of certain long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, fluctuations in the market price of marketable securities, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the Company's ability to achieve reductions in its cost structure, the potential for adjustment of the Company's deferred tax asset valuation allowance and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission. The Company's 2004 results are subject to completion of an audit and the filing of its Annual Report on Form 10-K.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

                                    o o o o o

                           TITANIUM METALS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In millions, except per share and product shipment data)
                                   (Unaudited)



                                                                        Three months ended                  Year ended
                                                                           December 31,                    December 31,
                                                                    ----------------------------    ----------------------------
                                                                       2004            2003            2004            2003
                                                                    ------------    ------------    ------------    ------------

Net sales                                                           $     137.0     $     100.6     $     501.8     $     385.3
Cost of sales                                                             122.6            88.9           445.9           368.3
                                                                    ------------    ------------    ------------    ------------

      Gross margin                                                         14.4            11.7            55.9            17.0

Selling, general, administrative and development expense                   12.5             8.4            44.9            36.4
Other income (expense), net                                                11.2            11.0            24.3            24.8
                                                                    ------------    ------------    ------------    ------------

     Operating income                                                      13.1            14.3            35.3             5.4

Interest expense                                                            1.0             4.1            12.5            16.4
Other non-operating income (expense), net                                  (0.1)            0.2            16.2            (0.3)
                                                                    ------------    ------------    ------------    ------------

     Pretax income (loss)                                                  12.0            10.4            39.0           (11.3)

Income tax (benefit) expense                                               (2.8)            0.4            (2.1)            1.2
Minority interest, net of tax                                               0.3             0.1             1.2             0.4
                                                                    ------------    ------------    ------------    ------------

      Income (loss) before cumulative effect of change
        in accounting principle                                            14.5             9.9            39.9           (12.9)

Cumulative effect of change in accounting principle                           -               -               -            (0.2)
                                                                    ------------    ------------    ------------    ------------

     Net income (loss)                                                     14.5             9.9            39.9           (13.1)

Dividends on Series A Convertible Preferred Stock                           3.3               -             4.4               -
                                                                    ------------    ------------    ------------    ------------

      Net income (loss) attributable to
        common stockholders                                         $      11.2     $       9.9     $      35.5     $     (13.1)
                                                                    ============    ============    ============    ============


                           TITANIUM METALS CORPORATION

            (In millions, except per share and product shipment data)
                                   (Unaudited)

                                                                        Three months ended                  Year ended
                                                                           December 31,                    December 31,
                                                                    ----------------------------    ----------------------------
                                                                        2004            2003            2004           2003
                                                                    ------------    ------------    ------------    ------------

Basic earnings (loss) per share attributable to
  common stockholders:
    Before cumulative effect of change
       in accounting principle                                      $     0.70      $     0.62      $     2.24      $    (0.81)
    Cumulative effect of change in accounting principle                      -               -               -           (0.01)
                                                                    ------------    ------------    ------------    ------------

                                                                    $     0.70      $     0.62      $     2.24      $    (0.82)
                                                                    ============    ============    ============    ============

Diluted earnings (loss) per share attributable to
  common stockholders:
    Before cumulative effect of change
       in accounting principle                                      $     0.64      $     0.62      $     2.20      $    (0.81)
    Cumulative effect of change in accounting principle                      -               -               -           (0.01)
                                                                    ------------    ------------    ------------    ------------

                                                                    $     0.64      $     0.62      $     2.20      $    (0.82)
                                                                    ============    ============    ============    ============

Weighted average shares outstanding:
  Basic                                                                   15.9            15.9            15.9            15.9
  Diluted                                                                 22.5            15.9            18.1            15.9

Melted product shipments:
  Volume (metric tons)                                                   1,420           1,225           5,360           4,725
  Average selling price ($ per kilogram)                            $    14.15      $    13.05      $    13.45      $    12.15

Mill product shipments:
  Volume (metric tons)                                                   2,840           2,365          11,365           8,875
  Average selling price ($ per kilogram)                            $    33.80      $    30.05      $    32.05      $    31.50


                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                 December 31,          December 31,
                                                                                     2004                  2003
                                                                              -------------------    -----------------
ASSETS                                                                           (unaudited)

Current assets:
  Cash and cash equivalents                                                   $            7.2       $         35.0
  Restricted cash and cash equivalents                                                     0.7                  2.2
  Receivables, less allowance of $1.7 and $2.3, respectively                              96.8                 67.4
  Inventories                                                                            231.6                165.7
  Prepaid expenses and other                                                               7.3                  5.7
                                                                              -------------------    -----------------

     Total current assets                                                                343.6                276.0

Marketable securities                                                                     47.2                    -
Investment in joint ventures                                                              22.6                 22.5
Investment in common securities of TIMET Capital Trust I                                   6.3                  6.8
Property and equipment, net                                                              228.2                239.2
Other                                                                                     17.6                 22.9
                                                                              -------------------    -----------------

     Total assets                                                             $          665.5       $        567.4
                                                                              ===================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                                               $           43.2       $            -
  Accounts payable                                                                        44.2                 29.2
  Accrued liabilities                                                                     65.1                 44.5
  Customer advance payments                                                                6.9                  3.3
  Other                                                                                    2.8                  0.8
                                                                              -------------------    -----------------

     Total current liabilities                                                           162.2                 77.8

Capital lease obligations                                                                  0.2                  9.8
Accrued OPEB and pension cost                                                             92.2                 76.0
Debt payable to TIMET Capital Trust I                                                     12.0                207.5
Other                                                                                      6.7                 26.4
                                                                              -------------------    -----------------

     Total liabilities                                                                   273.3                397.5

Minority interest                                                                         12.5                 11.1
Stockholders' equity                                                                     379.7                158.8
                                                                              -------------------    -----------------

     Total liabilities, minority interest and stockholders' equity            $          665.5       $        567.4
                                                                              ===================    =================
